                                                              Exhibit (8)(z)(ii)


                   AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES
                                    AGREEMENT

         Pursuant to the Administrative Services Agreement, made and entered into as of the 20th day of November, 2000, by and among Ayco Series Trust, The Ayco Company, L.P. and The United States Life Insurance Company in the City of New York, the parties do hereby agree to an amended Schedule One as attached hereto.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment No. 1 to the Administrative Services Agreement to be executed in its name and on its behalf by its duly authorized representative. This Amendment No. 1 shall take effect on ____________________.


                             Ayco Series Trust
                             By its authorized officer,


                             By: ______________________________________

                             Title: ____________________________________




                             The Ayco Company, L.P.
                             By its authorized officer,


                             By: ______________________________________

                             Title: ____________________________________




                             The United States Life Insurance Company
                                      in the City of New York
                             By its authorized officer,


                             By: ______________________________________

                             Title: ____________________________________

                                  Schedule One
                                  ------------
                            (As of _________________)



Investment Company Name:                             Fund Name(s):
------------------------                             -------------



Ayco Series Trust                                    Ayco Growth Fund